Exhibit 4.1

		State Of California Secretary of State Kevin Shelley	This Space For Filing Use Only
LIMITED PARTNERSHIP CERTIFICATE OF CANCELLATION

IMPORTANT – Read instructions before completing this form

NOTE: THIS CERTIFICATE OF CANCELLATION (LP-4/7) MUST BE FILED IN ORDER TO CANCEL YOUR CERTIFICATE OR REGISTRATION OF LIMITED PARTNERSHIP AND YOUR LIABILITY FOR ANY TAX AS A LIMITED PARTNERSHIP.

1.	SECRETARY OF STATE FILE NUMBER	2.	NAME OF LIMITED PARTNERSHIP
		198527700005	Excel Properties, Ltd., A California Limited Partnership

3.	THE LIMITED PARTNERSHIP HEREBY CANCELS ITS (CHECK ONE):

☒ CERTIFICATE OF LIMITED PARTNERSHIP (LP-1) PURSUANT TO SUBDIVISION (B)(1) OF SECTION 15623 OF THE CALIFORNIA CORPORATIONS CODE.

☐ REGISTRATION OF FOREIGN LIMITED PARTNERSHIP (LP-5) PURSUANT TO SECTION 15898 OF THE CALIFORNIA CORPORATIONS CODE.

4.	OTHER INFORMATION THE PARTNERS FILING THE CERTIFICATE OF CANCELLATION DETERMINE TO INCLUDE, IF ANY: (ATTACH ADDITIONAL PAGES, IF NECESSARY)

None

5.	I DECLARE THAT I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

		/s/ Gary B. Sabin	General Partner
		SIGNATURE OF AUTHORIZED PERSON	POSITION OR TITLE OF AUTHORIZED PERSON

		Gary B. Sabin	February 3, 2005
		TYPE OR PRINT NAME OF AUTHORIZED PERSON	DATE

		SIGNATURE OF AUTHORIZED PERSON	POSITION OR TITLE OF AUTHORIZED PERSON

		TYPE OR PRINT NAME OF AUTHORIZED PERSON	DATE

		SIGNATURE OF AUTHORIZED PERSON	POSITION OR TITLE OF AUTHORIZED PERSON

		TYPE OR PRINT NAME OF AUTHORIZED PERSON	DATE

LP-4/7 (REV. 07/2003)			Approved by Secretary of State